TELARIA REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS

Revenue increased 23% year-over-year to $16.6 million; driven by CTV growth of 115%

NEW YORK, NY - November 5, 2019 - Telaria, Inc. (NYSE:TLRA), the complete software platform that optimizes yield for leading video publishers, today announced financial results for the quarter ended September 30, 2019.

"This was another strong quarter for Telaria reflecting the successful execution of our strategy as we continue to fortify our leadership position in the CTV space. CTV is now approaching a majority of our revenue and continues to be our core strategic focus and biggest growth driver,” said Mark Zagorski, Telaria CEO. “We continue to release innovative products that enable greater addressability and transparency in digital video, helping to shift TV dollars to CTV and deliver higher advertising yield opportunities for our publishers. As a result, an increasing number of leading broadcasters and video publishers around the globe are relying on our platform to power their programmatic advertising.”
Third Quarter 2019 Financial Highlights:
•Revenue of $16.6 million, up 23% year-over-year
•Gross profit of $13.1 million, up 13% year-over-year
•Adjusted EBITDA(1) of $(0.3) million, compared to break-even for the same period last year
(1)Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliation included at the end of this press release.

Third Quarter 2019 Business Highlights:
•CTV revenue increased 115% year-over-year to $7.3 million and represented 44% of quarterly revenue
•Enhanced VMP with launch of Creative Communication Status tool and commercialization of Audience Connect data suite
•Added premium video publishers across our global footprint in the U.S., Canada, France and our first partner in Japan
•Recognized by Crain’s New York as one of the 50 fastest growing companies and one of the best places to work in New York

Third Quarter Results Summary
(in millions, except per share amounts), (unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change

Revenue	$16.6	$13.5	23%	$48.4	$35.5	36%
Gross profit	$13.1	$11.6	13%	$39.1	$31.5	24%
Loss from continuing operations, net of income taxes	$(2.8)	$(1.6)	(75)%	$(8.6)	$(10.7)	20%
Loss from continuing operations, net of income taxes per share	$(0.06)	$(0.03)	(100)%	$(0.19)	$(0.21)	10%
Adjusted EBITDA(1)	$(0.3)	$—	N/M	$(1.7)	$(4.4)	61%

(1)Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliation included at the end of this press release.

Guidance
Based on information available as of November 5, 2019, the Company expects the following:
Full Year 2019 Outlook

Full Year 2019

Revenue	$69.0 - $71.0 million
Adjusted EBITDA (1)	$2.0 - $4.0 million
(1) Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion in the section called “Non-GAAP Financial Measures”
Q3 2019 Financial Results Webcast: The Company will host a conference call at 8:00 AM ET today to discuss its results. The conference call can be accessed toll-free at (877) 407-9039 or (201) 689-8470 (Toll/International). The call will also be broadcast simultaneously at https://telaria.com. Following completion of the call, a recorded replay of the webcast will be available on Telaria’s website. To listen to the telephone replay, call toll-free (844) 512-2921 or (412) 317-6671 (Toll/International), replay Pin #: 13695215. The telephone replay will be available from 11:00 AM ET November 5, 2019 through 11:59 PM ET November 13, 2019. Additional investor information can be accessed at https://investor.telaria.com.
About Telaria
Telaria, Inc. (NYSE:TLRA) powers the future of TV advertising with proprietary, programmatic software that optimizes ad yield for leading video publishers, enabling the most effective advertising experience across desktop, mobile and CTV. Telaria’s clients include the most innovative video content publishers across the globe such as Hulu, SlingTV, SonyVue, Viacom’s PlutoTV, TubiTV, Singtel, Australia’s Channel Nine and Channel Ten, and Brazil’s Globo.
Telaria is headquartered in New York City and supports its global client base out of 13 offices worldwide across North America, EMEA, LATAM and APAC.
“Safe Harbor" Statement: This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including statements related to 2019 full year financial guidance and statements concerning the Company’s growth or any markets in which it operates, including CTV and OTT. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new demand partners and maintain relationships with current demand partners; the company’s ability to increase or maintain spend from existing demand partners; the impact of the disposition of the company’s buyer platform on the company’s operations and financial results; growth of OTT and connected TV markets; and the shift of linear TV advertising dollars to digital video; political uncertainty and the ability of the company to attract political advertising; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; the company’s ability to attract sellers of premium video advertising inventory to its platform and secure inventory on terms that are favorable to it; the impact of increased transparency in programmatic transactions executed through our platform; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect, use and process data to deliver its solutions; the impact of tools that block the display of video ads; the effect of legal, regulatory developments and industry standards regarding Internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in the company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 19, 2019, its Quarterly Report on Form 10-Q for the period ended March 31, 2019 filed with the U.S Securities and Exchange Commission on May 9, 2019, its quarterly Report on Form 10-Q for the period ended June 30, 2019 filed with the U.S Securities and Exchange Commission on August 8, 2019, and future filings by the Company, including its Quarterly Report on Form 10-Q for the period ended September 30, 2019.
Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events. Investors are cautioned not to place undue reliance on any forward-looking statements. Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, the Company disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
(1) Non-GAAP Financial Measures: To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company reports Adjusted EBITDA, which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as our loss from continuing operations, net of income taxes, before depreciation and amortization expense, total interest and other income (expense), net and provision for income taxes, and as adjusted to eliminate the impact of non-cash stock-based compensation expense, expenses for prior corporate facilities required to be recorded as operating expenses as a result of the adoption of certain accounting standards, acquisition related costs, restructuring costs, executive severance, retention and recruiting costs, expenses for transitional services and other adjustments. We use Adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that the use of Adjusted EBITDA provides useful information about our operating results, enhances the overall understanding of our past financial performance and future prospects, and allows for greater transparency with respect to a key metric that is used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. With respect to our expectations under “Guidance” above, reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the costs and charges excluded from this non-GAAP measure, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of these costs and charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

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Investor Relations Contact:
Andrew Posen
Vice President, Head of Investor Relations
212-792-2315
IR@telaria.com

Media Contact:
Lekha Rao
Vice President, Media Relations & Corporate Communications
646-226-0254
lrao@telaria.com

Exhibit A
Telaria, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$65,749	$47,659
Accounts receivable net of allowance for doubtful accounts of $1,069 and $982 as of September 30, 2019 and December 31, 2018 respectively.	114,382	104,387
Prepaid expenses and other current assets	3,903	3,381
Total current assets	184,034	155,427
Long-term assets:
Operating lease right-of-use asset, net of amortization	24,132	—
Property and equipment net of accumulated depreciation of $3,353 and $2,696 as of September 30, 2019 and December 31, 2018, respectively	2,167	2,789
Intangible assets, net	3,601	4,379
Goodwill	9,277	9,478
Deferred tax assets	126	193
Other assets	1,998	2,440
Total long-term assets	41,301	19,279
Total assets	$225,335	$174,706

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$137,646	$109,991
Operating lease liability	5,078	—
Deferred rent	—	797
Contingent consideration on acquisition	—	1,500
Other current liabilities	171	886
Total current liabilities	142,895	113,174
Long-term liabilities:
Operating lease liability, net of current portion	24,987	—
Deferred rent, net of current portion	—	5,759
Deferred tax liabilities	1,099	1,153
Other non-current liabilities	218	225
Total liabilities	169,199	120,311
Commitments and contingencies
Stockholders’ equity:
Common stock	4	4
Treasury stock	(31,980)	(31,980)
Additional paid-in capital	303,393	293,154
Accumulated other comprehensive loss	(829)	(949)
Accumulated deficit	(214,452)	(205,834)
Total stockholders’ equity	56,136	54,395
Total liabilities and stockholders’ equity	$225,335	$174,706

Telaria, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$16,564	$13,478	$48,402	$35,509
Cost of revenue	3,419	1,868	9,338	4,032
Gross profit	13,145	11,610	39,064	31,477

Operating expenses:
Technology and development(1)	2,936	2,432	8,531	7,044
Sales and marketing(1)	6,682	5,840	19,784	18,778
General and administrative(1)	6,839	4,306	21,204	14,670
Restructuring costs	—	32	—	149
Depreciation and amortization	345	523	1,153	3,198
Total operating expenses	16,802	13,133	50,672	43,839

Loss from continuing operations	(3,657)	(1,523)	(11,608)	(12,362)

Interest expense and other income, net:
Interest expense	(1)	(27)	(2)	(74)
Other income, net	910	72	3,097	1,917
Total interest expense and other income, net	909	45	3,095	1,843

Loss from continuing operations before income taxes	(2,748)	(1,478)	(8,513)	(10,519)

Provision for income taxes	53	103	104	146

Loss from continuing operations, net of income taxes	(2,801)	(1,581)	(8,617)	(10,665)

Loss on sale of discontinued operations, net of income taxes	—	—	—	(136)

Net loss	$(2,801)	$(1,581)	$(8,617)	$(10,801)

Net loss per share — basic and diluted:
Loss from continuing operations, net of income taxes	$(0.06)	$(0.03)	$(0.19)	$(0.21)
Net loss	$(0.06)	$(0.03)	$(0.19)	$(0.21)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	46,158,465	52,716,626	45,579,435	52,265,228

(1) Stock-based compensation expenses included above:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Stock-based compensation expense:
Technology and development	$278	$117	$644	$370
Sales and marketing	862	352	1,904	1,055
General and administrative	728	465	2,423	1,344
Total stock-based compensation expense in continuing operations	$1,868	$934	4,971	$2,769

Telaria, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss from continuing operations	$(8,617)	$(10,665)
Total loss from discontinued operations	—	(136)
Adjustments required to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	1,153	3,198
Bad debt expense	110	190
Amortization of acquired technology	143	—
Loss on disposal of property and equipment	128	41
Amortization of operating lease right-of-use asset	2,965	—
Stock-based compensation expense	4,971	2,769
Deferred tax benefit	67	—
Net changes in operating assets and liabilities:
Increase in accounts receivable	(10,197)	(7,260)
Increase in prepaid expenses, other current assets	(765)	(1,828)
Increase in accounts payable and accrued expenses	27,827	14,842
Decrease in other current liabilities	(60)	(408)
Decrease in operating lease liability	(3,463)	—
Increase in deferred rent and security deposits payable	7	656
Decrease in other liabilities	(10)	(605)
Net cash provided by operating activities	14,259	794

Cash flows from investing activities:
Purchase of property and equipment	(230)	(2,622)
Acquisition, net of cash acquired	—	(4,856)
Net cash used in investing activities	(230)	(7,478)

Cash flows from financing activities:
Contingent consideration on acquisition	(1,500)	—
Proceeds from the exercise of stock options awards	5,869	1,776
Proceeds from issuance of common stock under employee stock purchase plan	509	523
Tax withholdings related to net share settlements of restricted stock unit awards (RSUs)	(1,110)	(1,179)
Net cash provided by financing activities	3,768	1,120

Net increase (decrease) in cash and cash equivalents	17,797	(5,564)

Effect of exchange rate changes in cash and cash equivalents	293	(189)

Cash, cash equivalents at beginning of period	47,659	76,320
Cash, cash equivalents at end of period	$65,749	$70,567

Exhibit B

Telaria, Inc.
Reconciliation of Net Loss from Continuing Operations, Net of Income Taxes to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Loss from continuing operations, net of income taxes	$(2,801)	$(1,581)	$(8,617)	$(10,665)
Adjustments:
Depreciation and amortization expense	392	523	1,296	3,198
Total interest expense and other income, net(1)	(909)	(45)	(3,095)	(1,843)
Provision for income taxes	53	103	104	146
Stock-based compensation expense	1,868	934	4,971	2,769
Expenses for prior corporate facilities (2)	1,065	—	3,130	—
Acquisition-related costs	—	73	—	402
Restructuring costs	—	32	—	149
Executive severance, retention and recruiting costs	—	—	473	223
Expenses for transitional services(3)	—	—	—	697
Other adjustments(4)	—	—	—	563
Total net adjustments	2,469	1,620	6,879	6,304
Adjusted EBITDA	$(332)	$39	$(1,738)	$(4,361)

(1) Reflects sublease income for our former office facilities. In addition, for the three and nine months ended September 30, 2018, includes income received from the transfer of rights in the name "Tremor Video".
(2) For the three and nine months ended September 30, 2019, reflects lease costs for prior corporate facilities, previously recorded in interest and other income (expenses), which are now required to be recorded in operating expenses as a result of the adoption of ASC 842 (Leases).
(3)  For the nine months ended September 30, 2018, reflects costs incurred providing transitional services following the sale of the divested buyer platform.
(4) For the nine months ended September 30, 2018, reflects rent expense for our current corporate headquarters, which was then unoccupied.